UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 16, 2007

Commission file number 333-113658

Sensus Metering Systems (Bermuda 2) Ltd.	Sensus Metering Systems Inc.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Bermuda	98-0413362	Delaware	51-0338883
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8601 Six Forks Road, Suite 300, Raleigh, North Carolina 27615

(Address of principal executive offices) (Zip Code)

(919) 845-4017

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On March 16, 2007, Sensus Metering Systems (Bermuda 2) Ltd. (the “Company”) appointed Ms. Nicole V. Agnew to the Company’s Board of Directors, effective immediately. Ms. Agnew is a Vice President in the Principal Investment Area of Goldman, Sachs & Co., and was appointed to the Company’s Board of Directors as a designee of GS Capital Partners 2000, L.P. pursuant to the Shareholders Agreement, dated as of December 17, 2003 (filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-4 filed on March 16, 2004). Ms. Agnew is replacing Charles H. Gailliot, a former designee of GS Capital Partners 2000, L.P., who resigned from the Company’s Board of Directors effective January 31, 2007. The Company’s Board of Directors has not yet made any determination concerning the committees of the Board of Directors to which Ms. Agnew may be appointed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSUS METERING SYSTEMS (BERMUDA 2) LTD.

Dated: March 21, 2007	By:	/s/ Peter Mainz
	Name:	Peter Mainz
	Title:	Executive Vice President, Operations and Chief Financial Officer

SENSUS METERING SYSTEMS INC.

Dated: March 21, 2007	By:	/s/ Peter Mainz
	Name:	Peter Mainz
	Title:	Executive Vice President, Operations and Chief Financial Officer